Exhibit 10.1

FIRST AMENDMENT TO THE INTERSTATE BRANDS CORPORATION

1993 NON-QUALIFIED DEFERRED COMPENSATION PLAN

This First Amendment to the Interstate Brands Corporation 1993 Non-Qualified Deferred Compensation Plan (the “Plan”) is made at Kansas City, Missouri as of this 22nd day of September, 2003, by Interstate Brands Corporation (the “Company”) as follows:

WHEREAS, Section 7.1 of the Plan grants the Board of Directors of the Company (the “Board”) the right to amend the provisions of the Plan at any time, and the Board has delegated this authority to the Board’s Compensation Committee; and

WHEREAS, the Compensation Committee has determined that it is necessary to amend the Plan to make the Company’s Advisory Committee the Committee under the terms of the Plan and to also revise the rules regarding Participants’ elections of the form of payment from the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Article I is amended by adding the words “affiliates and” after the word “its” and before the word “subsidiaries” at the end of the first sentence.

2. Paragraph 2.3 is deleted in its entirety and is replaced with the following new Paragraph 2.3:

2.3 Committee. “Committee” means the Company’s Advisory Committee.

3. Paragraph 2.4 is deleted in its entirety and is replaced with the following new Paragraph 2.4:

2.4 Company. “Company” means Interstate Brands Corporation and its affiliates and subsidiaries.

4. The following Paragraph 2.13 is added to the Plan:

2.13 Election Form. “Election Form” means the special election form provided by the Committee that may be filed with the Committee between October 1, 2003 and October 31, 2003 to change the previously elected form or forms of payment.

5. The heading of Paragraph 3.1 shall be deleted in its entirety and replaced with the following language: “Committee; Duties.”

6. The second paragraph of subsection 4.2(c) of the Plan is deleted in its entirety and is replaced with the following new paragraph:

The new Participation Agreement shall be effective only as to Compensation paid in Plan Years beginning after the last day of the Plan Year in which the respective Participation Agreement is filed with the Committee. The form of benefit payment from prior deferrals may be changed in accordance with subparagraph 4.3(d) below. A new Participation Agreement filed hereunder is subject to all of the provisions and requirements set forth in this Article IV.

7. The following new subparagraph 4.3(d) is added to the Plan:

(d)	Form of Payment Changes. Notwithstanding anything herein or in any previously filed Participation Agreements to the contrary, in order to permit a Participant to elect the same form of payment for all deferrals and interest credited to his Deferred Benefit Account, each Participant may, during the period October 1, 2003 through October 31, 2003, file an Election Form with the Committee, which will be effective immediately, whereby the Participant elects to receive, at the time provided under subparagraph 4.3(c) for the commencement of payments under the Plan, the entire amount credited to his Deferred Benefit Account in one of the payment forms set forth in paragraphs (1) or (2) of subparagraph 4.3(c). Thereafter, a Participant may, subject to the approval of the Committee, change a previously elected form of payment by filing a new Participation Agreement with the Committee; provided, however, that such change in a Participant’s payment election will become effective only if more than 12 months have elapsed between the date the Participation Agreement is filed and the date of the Participant’s termination of employment with the Company or death. Any change in the form of payment that occurs under this subparagraph 4.3(d) shall apply to (i) the amounts that are credited to a Participant’s Deferred Benefit Account at the time the Election Form or new Participation Agreement is filed, and (ii) all amounts that are credited to the Participant’s Deferred Benefit Account after the Election Form or Participation Agreement is filed until such time as a new Participation Agreement is filed.

IN WITNESS WHEREOF, this First Amendment is executed as of the date and year first written above.

INTERSTATE BRANDS CORPORATION

By:	/s/ JAMES R. ELSESSER

Chief Executive Officer

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